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                                                                   Exhibit 10(a)


                       RETIREMENT AND CONSULTING AGREEMENT
                       -----------------------------------


         THIS RETIREMENT AND CONSULTING AGREEMENT (this "Agreement") is made and entered into this 2nd day of September, 1998, by and between CLEVELAND-CLIFFS INC, an Ohio corporation (the "Company," a term which in this Agreement shall include its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel, unless the context otherwise clearly requires), and M. THOMAS MOORE ("Executive"),

                                   WITNESSETH:
                                   -----------

         WHEREAS, Executive is an inactive employee and a director of the Company;

         WHEREAS, Executive voluntarily relinquished his position as Chairman and Chief Executive Officer of the Company on November 9, 1997, and became an inactive employee under the Company's disability plans on January 1, 1998, and the Company and Executive have determined that Executive shall retire as an employee of the Company effective July 31, 1998, discontinue participation in the Company's disability plans, and will not stand for re-election as a director of the Company at its annual meeting of shareholders to be held in 1999 on the date determined in accordance with the Company's Regulations (the "1999 Annual Meeting Date"), currently scheduled for May 11, 1999;

         WHEREAS, the Company and Executive desire to provide for a consulting arrangement whereby the Company may continue to benefit from the services of Executive following his retirement from the Company as an employee and following the completion of his service as a director of the Company;

         WHEREAS, the Company wants to ensure that Executive will protect Confidential Information (as hereinafter defined) and will not use his knowledge and experience during the Consulting Period (as hereinafter defined) to assist a competitor of the Company's business (as set forth on Exhibit B); and

         WHEREAS, the Company and Executive desire to make provision for the payments and benefits that Executive will be entitled to receive from the Company in consideration for Executive's obligations and actions under this Agreement and in connection with such retirement;




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         NOW THEREFORE, in consideration of the premises and the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Company and Executive agree as follows:


         1. EFFECTIVE DATE OF AGREEMENT. This Agreement is effective on July 31, 1998 (the "Effective Date") and shall continue in effect as provided herein.

         2. RESIGNATION AND RETIREMENT.

         (a) Executive hereby (i) effective the Effective Date (A)resigns and retires as an employee of the Company, (B)resigns from all boards and offices of any entity (other than The LTV Corporation, a Delaware corporation) that is a subsidiary of or is otherwise related to or affiliated with the Company, and (C) resigns from all administrative, fiduciary or other positions he may hold or have held with respect to arrangements or plans for, of or relating to the Company, and (ii) agrees to resign from any nonprofit positions related to his services to the Company as the Company may request. The Company hereby consents to and accepts said resignations, and the Company records shall so reflect.

         (b) The Company and Executive agree that, consistent with the Company's Board Governance Guidelines for retired chief executive officers of the Company currently in effect but subject to the Regulations of the Company and applicable law, Executive shall continue to serve as a member of the Company's Board of Directors until the 1999 Annual Meeting Date but shall not stand for re-election to such Board of Directors at the annual meeting of shareholders on the 1999 Annual Meeting Date.

         3. PENSION BENEFIT. In consideration of the promises of Executive in this Agreement, including without limitation Paragraph 7 hereof and subject to the conditions hereof, including without limitation Paragraph 5 of this Agreement, the Company shall:

         (a) Pay Executive a total pension(the "Pension") payable commencing on August 1, 1998 and to be paid through the Company's qualified pension plans and its Supplemental Retirement Benefit Plan (the "Plans"). The Pension shall be determined in accordance with the terms of the Plans and on the bases that Executive has 32.92 years of credited service as of the Effective Date and that his pensionable earnings for the final sixty months of such service are a total of $4,362,500.



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         (b) Permit Executive to elect to receive the Pension in such manner as is permitted by the Plans.

         4. CONSULTING SERVICES. In consideration of the promises of Executive in this Agreement, including without limitation Paragraph 7 hereof:


         (a) The Company shall retain Executive's services, and he shall serve the Company, as a consultant for the period commencing August 1, 1998 through July 31, 2001 ("the Consulting Period").

         (b) During the Consulting Period,

                  (i) Executive will render to the Company such services of a consultative nature as the Company reasonably may request in respect to long-term planning, strategic advice, corporate governance or other matters, so that the Company may continue to have the benefit of his experience and knowledge of the affairs of the Company and of his business reputation and contacts;

                  (ii) Executive will be an advisor to the Chief Executive Officer and will perform such tasks as the Chief Executive shall designate;

                  (iii) Executive will be available for advice and counsel to the officers and directors of the Company at all reasonable times by telephone, letter or in person for up to the equivalent of thirty (30) eight hour days per calendar quarter through the end of the Consulting Period, in each case during normal business hours; and

                  (iv) Executive agrees that in the event his consulting obligations under this Agreement conflict, in terms of scheduling, with whatever other professional obligations that he may have, Executive shall, to the extent reasonably feasible, give first priority to such consulting obligations.

         (c) The Company shall pay Executive a consulting fee of THIRTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($38,750) per month during the Consulting Period, in each case payable on the last day of the month.

         (d) During the Consulting Period the Company shall reimburse Executive monthly for travel and other expenses in connection with his services as a consultant, such reimbursement to be in accordance with the Company's standard reimbursement




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practices. The Company understands and agrees that Executive may relocate his residence elsewhere.

         (e) During the Consulting Period, Executive shall be an independent contractor to, and not an employee of, the Company and accordingly shall not be entitled to any of the benefits that the Company provides to current employees, including without limitation, participation as a current employee in the Company's health, welfare, retirement, pension or incentive plans.

         5. RELEASES BY EXECUTIVE.

         (a) In consideration of the payments made and to be made and the benefits to be received by Executive pursuant to Paragraphs 3 and 4 of this Agreement, Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges the Company from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown ("claims"), which Executive now has or may have had for, upon, or by reason of:

                  (i) Executive's employment by or service with the Company to the Effective Date;

                  (ii) discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, Ohio Revised Code Section 4101.17 and Ohio Revised Code Chapter 4112, including Sections 4112.02 and 4112.99 thereof; and

                  (iii) breach of any contract or promise, express or implied;

PROVIDED, HOWEVER, that the foregoing shall not apply to claims to enforce vested rights that Executive may have as of the Effective Date under any of the Company's health, welfare, retirement, pension or incentive plans, under any indemnification agreement between Executive and the Company, under the Company's indemnification regulations, under the directors' and officers' liability coverage maintained by the Company or under Ohio Revised Code Section 1701.13(E).



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                  (b)   Executive further agrees and acknowledges that:

                           (i) He has been advised by the Company to consult
                  with legal counsel prior to executing and delivering this Agreement and the release provided for in this Paragraph 5, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Agreement, and enters into this Agreement freely, voluntarily and intending to be bound;

                           (ii) He has been given a period of twenty-one (21)
                  days to review and consider the terms of this Agreement, and the release contained herein, prior to its execution and that he may use as much of the twenty-one (21) day period as he desires; and

                           (iii) He may, within seven (7) days after execution
                  and delivery, revoke this Agreement. Revocation shall be made by delivering a written notice of revocation to the Vice President - Human Resources at the Company. For such revocation to be effective, written notice must be received by the Vice President - Human Resources at the Company no later than the close of business on the seventh (7th) day after Executive executes this Agreement. If Executive does exercise his right to revoke this Agreement, all of the terms and conditions of the Agreement shall be of no force and effect and the Company shall not have any obligation to make payments or provide benefits to Executive as set forth in Paragraphs 3 and 4 of this Agreement, except as may be required under the Consolidated Omnibus Reconciliation Act of 1986 and except to the extent vested in Executive immediately prior to the Effective Date.

                  6. CONFIDENTIAL INFORMATION.

                  (a) Executive acknowledges and agrees that in the past performance of his duties as an officer and employee of the Company, and in the future performance of his duties as a consultant to the Company pursuant to Paragraph 4 hereof, he was and may be brought into frequent contact with, had or may have had access to, and/or became or may become informed of confidential and proprietary information of the Company and/or information which is a trade secret of the Company (collectively, "Confidential Information"), as more fully described in subparagraph (b) of this Paragraph 6. Executive acknowledges and agrees that the Confidential Information of the Company gained by Executive during his association with the Company was or will be



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developed by and/or for the Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

         (b) Executive agrees that commencing on the Effective Date he will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company (except as may be necessary in connection with the discharge of Executive's obligations pursuant to Paragraph 4 of this Agreement) without limitation as to when or how Executive may have acquired such Confidential Information. Executive specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of Executive and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of the Company, and that any retention or use by Executive of Confidential Information after the termination of Executive's services for the Company shall constitute a misappropriation of the Company's Confidential Information.

         (c) Executive further acknowledges and agrees that his obligation of confidentiality shall survive, regardless of any other breach of this Agreement or any other agreement, by any party hereto, until and unless such Confidential Information of the Company shall have become, through no fault of Executive, generally known to the public or Executive is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. Executive's obligations under this Paragraph 6 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Executive may have to the Company under the Company's policies, general legal or equitable principles or statutes and which shall remain in full force and effect following the Effective Date.

         7. NON-COMPETITION; CERTAIN ACTIONS.

         (a) Executive agrees that for a period commencing on the Effective Date through July 31, 2003, within the Territory (as described in subparagraph (b)(i) of this Paragraph 7) (and, as to subparagraph (a)(iii) of this Paragraph 7, any place), he


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shall not, directly or indirectly, do or suffer any of the following:

                           (i) Own, manage, control or participate in the
                  ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity (collectively, an "Enterprise"), or otherwise engage in any business, which is in competition with the Company's business (as described in subparagraph (b)(ii) of this Paragraph 7); PROVIDED, HOWEVER, that neither (A) the ownership of not more than five percent (5%) of any class of publicly-traded securities of any Enterprise nor (B) Executive's service as a member of the board of directors or other comparable governing body of any Enterprise as of the Effective Date (all of which memberships Executive has heretofore given notice of to the Company) shall be deemed a violation of this Agreement; and PROVIDED, FURTHER, HOWEVER, in the case of clause (B) of this subparagraph (i) that such service shall be deemed a violation if the Company subsequently determines in its sole discretion that the business of any such Enterprise has become more in competition with the Company's business than is the case on the Effective Date.

                           (ii) Employ, assist in employing, or otherwise
                  associate in business with any person who presently or at the 1999 Annual Meeting Date is an employee, officer or agent of the Company, or any of its affiliated, related or subsidiary entities.

                           (iii) Induce any person who is an employee, officer
                  or agent of the Company, or any of its affiliated, related, or subsidiary entities to terminate such relationship.

                  (b) For purposes of this Agreement:

                           (i) "Territory" shall have the meaning set forth on
                  Exhibit A hereto.

                           (ii) The Company's business shall have the meaning
                  set forth on Exhibit B hereto.

                  (c) Executive agrees that for a period commencing on the 1999 Annual Meeting Date through the end of the Consulting Period, except within the terms of a specific request from the



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Company, Executive shall not as a principal, or agent of another person, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition, or other transaction relating to the Company or any majority-owned affiliate thereof,
(ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such affiliate, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this subparagraph 7(c) of this Agreement, nor except as aforesaid during such period will Executive, as a principal, or agent of another person, (1) make, or in any way participate in, any solicitation of proxies with respect to any securities entitled to vote generally in the election of directors of the Company (together with direct or indirect options or other rights to acquire any such securities, "Voting Securities"), (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Voting Securities or demand a copy of the Company's list of its shareholders or other books and records, (2) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of the Company or for the purpose of circumventing any provision of this Agreement, or (3) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of the Company.

         (d) In the event Executive shall violate any provision of this Paragraph 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.


         (e) In order to assist the Company in enforcing subparagraph 7(a)(i) of this Agreement after the Effective Date, Executive shall give the Company notice at least thirty days in advance of becoming a member of, or renewing his membership on, the board of directors or other comparable governing body of any Enterprise.

         (f) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 7 and this



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Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.

         8. DISCLOSURE. Executive, for a period commencing on the date of this Agreement through the end of the Consulting Period, agrees to communicate, using the form of notice set forth on Exhibit C, the contents of Paragraphs 6, 7, 9(b) and 11 of this Agreement to any Enterprise which he intends to be employed by, associated in business with, or represent.

         9. BREACH.

         (a) The Company shall give Executive notice within 30 days following the date that it concludes that Executive is in breach of this Agreement. If Executive is in breach of this Agreement, then the Company may, at its sole option, (i) in the case of a breach of any provision of this Agreement, immediately terminate all remaining payments and benefits described in Paragraph 4 of this Agreement, and (ii) in the case of a breach of either Paragraph 6 or Paragraph 7 of this Agreement, obtain reimbursement from Executive of all payments and benefits of the Company already provided pursuant to Paragraph 4 of this Agreement. In addition, in the case of either subclause (i) or (ii) of this subparagraph 9(a), the Company shall be entitled to obtain reimbursement from Executive of any expenses, fees and damages incurred as a result of the breach up to two times the amount of any profit realized by Executive from the breach, with the remainder of this Agreement, and all promises and covenants herein, remaining in full force and effect.

         (b) Executive acknowledges and agrees that the remedy at law available to the Company for breach by Executive of any of his obligations under Paragraphs 6 and 7 of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of Executive's violation of any provision of Paragraph 6 or 7 of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.





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         (c) Notwithstanding subparagraph (a) of this Paragraph 9, (i) the
Company shall have no right of set-off against any amounts payable to Executive under Paragraphs 3 and 4 of this Agreement, (ii) if Executive breaches this Agreement and if such breach by Executive was unintentional or inadvertent and is curable, the Company shall provide to Executive a reasonable time in which to cure such breach before exercising its other rights under this Agreement, (iii) if any breach of this Agreement by Executive is unintentional or inadvertent, whether or not curable, the amount of damages recoverable by the Company shall not exceed the payments paid and payable by the Company under Paragraph 4, and
(iv) if Executive's service as a member on the board of directors or other comparable governing body of any Enterprise is the sole and exclusive cause of a breach of subparagraph 7(a)(i), Executive shall be deemed to have cured such breach if Executive resigns such membership promptly upon notice of such breach from the Company.

         10. CONTINUED AVAILABILITY AND COOPERATION.

         (a) Executive shall cooperate fully with the Company and with the Company's counsel in connection with any present and future actual or threatened litigation or administrative proceeding involving the Company that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Executive's employment by the Company. This cooperation by Executive shall include, but not be limited to:

                  (i) making himself reasonably available for interviews and discussions with the Company's counsel as well as for depositions and trial testimony;

                  (ii) if depositions or trial testimony are to occur, making himself reasonably available and cooperating in the preparation therefor as and to the extent that the Company or the Company's counsel reasonably requests;

                  (iii) refraining from impeding in any way the Company's prosecution or defense of such litigation or administrative proceeding; and

                  (iv) cooperating fully in the development and presentation of the Company's prosecution or defense of such litigation or administrative proceeding.

                (b) Executive shall be reimbursed by the Company for reasonable travel, lodging, telephone and similar expenses, as well as reasonable attorneys' fees (if independent legal counsel is necessary), incurred in connection with such cooperation.



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Executive shall not unreasonably withhold his availability for such cooperation.

         11. SUCCESSORS AND BINDING AGREEMENT.

         (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed included in the definition of "the Company" for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes and/or legatees. The death or disability (temporary or permanent) of Executive following the execution and delivery of this Agreement shall not affect or revoke this Agreement or excuse any of the obligations of the parties hereto, other than the obligations of Executive to provide consulting services in accordance with Paragraph 4 hereof. If Executive shall die during the Consulting Period and is not in breach of this Agreement at the time of death, the Company shall pay to a beneficiary to be designated by Executive in accordance with the terms of this Agreement in a lump sum the remaining amounts otherwise payable to Executive under Paragraph 3 of this Agreement had Executive survived to the end of the Consulting Period and not been in breach of this Agreement.

         (c) This Agreement is personal in nature and none of the parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraphs (a) and (b) of this Paragraph 11.

         (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in subparagraphs (a) and (b) of this Paragraph 11, no third party shall have any rights hereunder.

         (e) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement.




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         12. NON-DISCLOSURE. Except to the extent that this Agreement or the terms hereof become publicly known or available because of legally mandated disclosure and filing requirements of the Securities and Exchange Commission, or because of any other legal requirement that this Agreement or the terms hereof be disclosed, all provisions of this Agreement and the circumstances giving rise hereto are and shall remain confidential and shall not be disclosed to any person not a party hereto (other than (i) Executive's spouse, (ii) each party's attorney, financial advisor and/or tax advisor to the extent necessary for such advisor to render appropriate legal, financial and tax advice, and (iii) persons or entities that fall within the scope of Paragraph 8 of this Agreement, but only to the extent required thereby).

         13. NOTICES. For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed to the Company (to the attention of the Vice President - Human Resources) at its principal executive offices and to Executive at his principal residence, 4767 West 211th Street, Fairview Park, Ohio 44126, or to such other address as any party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

         14. PROFESSIONAL FEES. The Company and Executive acknowledge and agree that each shall be responsible for the payment of their respective professional fees and costs (and related disbursements) incurred in connection with Executive's termination and resignation and all matters relating to the negotiation and execution of this Agreement.

         15. TAXES, PAYMENTS, ETC..

         (a) Executive acknowledges and agrees that he shall be responsible for his share of any and all Federal, State and/or local taxes applicable to the payments made, and benefits provided or made available, to Executive pursuant to this Agreement and further agrees to indemnify the Company against any liability as a result of those taxes.

         (b) The payments to Executive pursuant to Paragraphs 3 and 4 of this Agreement shall be made by check or direct deposit to an account designated by Executive, and shall be reduced by any applicable Federal, State and local tax or other required withholding.

         16. AMENDMENT AND WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed


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by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         17. ENTIRE AGREEMENT; CONTINUING INDEMNIFICATION RIGHTS. This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matters covered by this Agreement and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter. This Agreement shall not affect any indemnification or other rights under any indemnification agreement between Executive and the Company or the Company's regulations. The Company shall continue Executive's coverage under the directors' and officers' liability coverage maintained by Company, as in effect from time to time, to the same extent as other current and former senior executive officers and directors of the Company.

         18. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

         19. ARBITRATION PROCEDURE.

             (a) Any claim or dispute arising under this Agreement that is not otherwise resolved by negotiation and agreement between the parties shall be subject to arbitration under this Paragraph 19. Except as otherwise expressly provided herein, all arbitration proceedings commenced hereunder shall be subject to the Uniform Arbitration Act as in effect in the State of Ohio and the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time. A request for arbitration shall be in writing, setting forth in detail the claim or claims to be arbitrated, the amount involved, if any, and the remedy sought. It shall be delivered to the other party within ninety (90) days of the date of the first knowledge of the claiming party of the occurrence or conditions giving rise to the dispute. Any failure to request arbitration within such ninety (90) day period shall be deemed a waiver of the right to arbitrate the dispute. Within fifteen (15) days after the delivery of the request, the parties shall agree upon an arbitrator. If the parties are unable to agree upon the arbitrator within such fifteen (15) days, either party or the parties jointly shall request the American Arbitration


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

Association to submit to each party an identical panel of seven (7) persons, each of whom (i) shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States, (ii) shall be impartial, disinterested and independent of the parties and their Affiliates, with a reputation for fairness, and (iii) shall have expertise in the process of deciding disputes. Alternate strikes shall be made to the panel, commencing with the party requesting arbitration, until the name of one person remains. The person thus remaining shall be the arbitrator for such arbitration. The decision of the arbitrator shall be limited to selecting either the position and remedy stated by the party in its request or the position and remedy stated by the other party in its response to such request. The arbitrator shall have no power to mediate or compromise any dispute, but shall have only the limited authority herein provided to review the information presented by the parties and to select the position and remedy proposed by one of the parties. The award of the arbitrator shall be final and binding upon the parties, subject to subparagraph 19(b).

             (b) Application to a court may be made by a party in accordance with the Uniform Arbitration Act as in effect in the State of Ohio (i) to confirm an award entered by the arbitrator, and (ii) to modify, correct or vacate an award on the grounds of fraud or manifest disregard of the law.

             (c) Notwithstanding Paragraph 14, if any legal action or other proceedings is brought for the enforcement or appeal of an arbitration award rendered pursuant to the terms of subparagraph 19(a), the successful or prevailing party in such appellate or enforcement proceeding shall be entitled to recover reasonable attorneys' fees, court costs and all other reasonable expenses incurred in any appellate or enforcement proceedings in addition to any other relief to which such party may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, and all other reasonable charges billed by the attorney to the prevailing party.

             20. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.

             21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

             22. CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

             23. FURTHER ASSURANCES. Each party hereto shall execute such additional documents, and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of this Agreement.


             IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date set forth above.

                                            CLEVELAND-CLIFFS INC


Witness: /s/ Richard F. Novak               By: /s/ John S. Brinzo
        -----------------------                ------------------------------
        Richard F. Novak                       John S. Brinzo
                                               Its: President and Chief
                                                    Executive Officer


                                                /s/ M. Thomas Moore
                                               ------------------------------
                                               M. Thomas Moore

                                    EXHIBIT A
                                    ---------


All countries, possessions and territories within North America, Central America, the Caribbean Sea, Europe, the countries that formerly comprised the Soviet Union, Australia and the Pacific Rim.

                                    EXHIBIT B
                                    ---------


Mining, production, sale and supply, purchase or acquisition of iron units or other ferrous metallics for the production of steel.

                                    EXHIBIT C
                                    ---------



                         [LETTERHEAD OF M. THOMAS MOORE]


                           _________________ ___,_____



____________________

____________________

____________________



        Re: Retirement and Consulting Agreement with Cleveland-Cliffs Inc
        -----------------------------------------------------------------


Dear __________________:


                  I am a party to a Retirement and Consulting Agreement, dated September 2, 1998 (the "Agreement"), with Cleveland-Cliffs Inc, an Ohio corporation ("Cliffs). Paragraph 8 of the Agreement requires that I communicate to you the contents of Paragraphs 6, 7, 9(b) and 11 of such Agreement. Accordingly, attached hereto as Annex A is the text of such paragraphs. The term "Executive" in such text refers to me, and the term "Company" refers to Cliffs.


                                                         Sincerely yours,



                                                         M. Thomas Moore

                                     ANNEX A
                                     -------


                  6.       CONFIDENTIAL INFORMATION.

                  (a) Executive acknowledges and agrees that in the past performance of his duties as an officer and employee of the Company, and in the future performance of his duties as a consultant to the Company pursuant to Paragraph 4 hereof, he was and may be brought into frequent contact with, had or may have had access to, and/or became or may become informed of confidential and proprietary information of the Company and/or information which is a trade secret of the Company (collectively, "Confidential Information"), as more fully described in subparagraph (b) of this Paragraph 6. Executive acknowledges and agrees that the Confidential Information of the Company gained by Executive during his association with the Company was or will be developed by and/or for the Company through substantial expenditure of time, effort and money and constitutes valuable and unique property of the Company.

                  (b) Executive agrees that commencing on the Effective Date he will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of the Company (except as may be necessary in connection with the discharge of Executive's obligations pursuant to Paragraph 4 of this Agreement) without limitation as to when or how Executive may have acquired such Confidential Information. Executive specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of Executive and whether compiled or created by the Company, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by the Company to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of the Company, and that any retention or use by Executive of Confidential Information after the termination of Executive's services for the Company shall constitute a misappropriation of the Company's Confidential Information.

                  (c) Executive further acknowledges and agrees that his obligation of confidentiality shall survive, regardless of any other breach of this Agreement or any other agreement, by any party hereto, until and unless such Confidential Information of the Company shall have become, through no fault of Executive, generally known to the public or Executive is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. Executive's obligations under this Paragraph 6 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Executive may have to the Company under the Company's policies, general legal or equitable principles or statutes and which shall remain in full force and effect following the Effective Date.

                  7.   NON-COMPETITION; CERTAIN ACTIONS.

                  (a) Executive agrees that for a period commencing on the Effective Date through July 31, 2003, within the Territory (as described in subparagraph (b)(i) of this Paragraph 7) (and, as to subparagraph (a)(iii) of this Paragraph 7, any place), he shall not, directly or indirectly, do or suffer any of the following:

                           (i) Own, manage, control or participate in the
                  ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association, or other business entity (collectively, an "Enterprise"), or otherwise engage in any business, which is in competition with the Company's business (as described in subparagraph (b)(ii) of this Paragraph 7); PROVIDED, HOWEVER, that neither (A) the ownership of not more than five percent (5%) of any class of publicly-traded securities of any Enterprise nor (B) Executive's service as a member of the board of directors or other comparable governing body of any Enterprise as of the Effective Date (all of which memberships Executive has heretofore given notice of to the Company) shall be deemed a violation of this Agreement; and PROVIDED, FURTHER, HOWEVER, in the case of clause (B) of this subparagraph (i) that such service shall be deemed a violation if the Company subsequently determines in its sole discretion that the business of any such Enterprise has become more in competition with the Company's business than is the case on the Effective Date.

                           (ii) Employ, assist in employing, or otherwise
                  associate in business with any person who presently or at the 1999 Annual Meeting Date is an employee, officer or agent of the Company, or any of its affiliated, related or subsidiary entities.

                           (iii) Induce any person who is an employee, officer
                  or agent of the Company, or any of its affiliated, related, or subsidiary entities to terminate such relationship.

                  (b) For purposes of this Agreement:

                           (i) "Territory" shall have the meaning set forth on
                  Exhibit A hereto.

                           (ii) The Company's business shall have the meaning
                  set forth on Exhibit B hereto.

                  (c) Executive agrees that for a period commencing on the 1999 Annual Meeting Date through the end of the Consulting Period, except within the terms of a specific request from the Company, Executive shall not as a principal, or agent of another person, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition, or other transaction relating to the Company or any majority-owned affiliate thereof, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such affiliate, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this subparagraph 7(c) of this Agreement, nor except as aforesaid during such period will Executive, as a principal, or agent of another person, (1) make, or in any way participate in, any solicitation of proxies with respect to any securities entitled to vote generally in the election of directors of the Company (together with direct or indirect options or other rights to acquire any such securities, "Voting Securities"), (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any Voting Securities or demand a copy of the Company's list of its shareholders or other books and records, (2) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Voting Securities or which seeks to affect control of the Company or for the purpose of circumventing any provision of this Agreement, or (3) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors, or policies of the Company.

                  (d) In the event Executive shall violate any provision of this Paragraph 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

                  (e) In order to assist the Company in enforcing subparagraph 7(a)(i) of this Agreement after the Effective Date, Executive shall give the Company notice at least thirty days in advance of becoming a member of, or renewing his membership on, the board of directors or other comparable governing body of any Enterprise.

                  (f) Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Paragraph 7 and this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of Executive, would not operate as a bar to Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to Executive.


                  9.       BREACH.


                  (b) Executive acknowledges and agrees that the remedy at law available to the Company for breach by Executive of any of his obligations under Paragraphs 6 and 7 of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. Accordingly, Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of Executive's violation of any provision of Paragraph 6 or 7 of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

                   11.  SUCCESSORS AND BINDING AGREEMENT.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed included in the definition of "the Company" for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes and/or legatees. The death or disability (temporary or permanent) of Executive following the execution and delivery of this Agreement shall not affect or revoke this Agreement or excuse any of the obligations of the parties hereto, other than the obligations of Executive to provide consulting services in accordance with Paragraph 4 hereof. If Executive shall die during the Consulting Period and is not in breach of this Agreement at the time of death, the Company shall pay to a beneficiary to be designated by Executive in accordance with the terms of this Agreement in a lump sum the remaining amounts otherwise payable to Executive under Paragraph 3 of this Agreement had Executive survived to the end of the Consulting Period and not been in breach of this Agreement.

                  (c) This Agreement is personal in nature and none of the parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in subparagraphs (a) and (b) of this Paragraph 11.

                  (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in subparagraphs (a) and (b) of this Paragraph 11, no third party shall have any rights hereunder.

                  (e) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement.